As filed with the Securities and Exchange Commission on October 13, 2000

Registration No. 333-74415

Securities and Exchange Commission
Washington, D.C. 20549

Post-Effective Amendment No. 3
to
Form S-8
Registration Statement
Under
The Securities Act of 1933

General Electric Company
(Exact name of registrant as specified in its charter)

New York	14-0689340
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3135 Easton Turnpike
Fairfield, Connecticut 06431
(Address of Principal Executive Offices, including Zip Code)

Various Existing and Future GE or Affiliate Benefit and Compensation Plans
(Full titles of the Plans)

Robert E. Healing
Corporate Counsel
3135 Easton Turnpike
Fairfield, Connecticut 06431
(Name and address of agent for service)

(203) 373-2243
(Telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to public:
From time to time following the effectiveness of this registration statement

Amendment No. 3

          This Amendment No. 3 to the Registration Statement on Form S-8 is being filed for the purpose of adding a signature for a new plan offering GE common stock and plan interests to employees of a GE affiliate. This Amendment No. 3 incorporates by this reference the contents of the Registration Statement on Form S-8 (File no. 333-74415) filed on March 15, 1999 (the "Original Filing"), Amendment No. 1 thereto (filed March 17, 2000), and Amendment No. 2 on July 13, 2000 each to the extent not inconsistent with this Amendment No. 3.

          With this filing, the following plans are covered by this Registration Statement, each with the respective number of shares allocated from the aggregate amount originally registered, as adjusted for the 3-for-1 stock split effective April 27, 2000:

Plan Name	Date Added	Post-Split Shares Allocated
General Electric Company Directors' Compensation Plan	3/15/99	150,000
GE Industrial Systems Solutions 401(k) Savings Plan	3/15/99	600,000
Japan Employees' Share Purchase Program	3/15/99	300,000
Total Control Products, Inc. 401(k) and Profit Sharing Plan	3/17/00	300,000
Advanced Services, Inc. Employee Savings and Retirement Plan	7/13/00	300,000
Client Business Services, Inc. Retirement Income and Savings Plan	10/13/00	300,000
Harmon Industries, Inc. 1990 Incentive Stock Option Plan, and Harmon Industries, Inc. 1996 Long-Term Incentive Plan	10/13/00	370,000
Unallocated	n/a	4,280,000
Total Registered		6,600,000

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

General Electric Company (the "Company") by this reference hereby incorporates into this Registration Statement the following documents filed by the Company:

  The Company's Annual Report on Form 10-K for the year ended December 31, 1999.
  The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.
  The Company's Current Report on Form 8-K dated April 27, 2000.
  The description of the Company's Common Stock contained in the Registration Statement on Form S-4 (File No. 333-40052).
  The Annual Reports on Form 11-K of those plans obligated to file such reports, for the most recent year.

In addition, all documents filed by the Company pursuant to pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 5. Interests of Named Experts and Counsel

The Company's Corporate Counsel, Robert E. Healing, has passed upon the validity of the shares issued under the plans identified above. Mr. Healing beneficially owns or has rights to acquire an aggregate of less than 0.1% of the Company's common stock.

Item 6. Indemnification of Directors and Officers.

Incorporated by reference to the Original Filing.

Item 8. Exhibits.

See Exhibit Index.

The registrant will submit or has submitted the qualified plans registered hereby, and any amendments thereto, to the Internal Revenue Service in a timely manner and has made or will make all changes required by the IRS in order to qualify the plans.

Item 9. Undertakings.

Incorporated by reference to the Original Filing.

Signatures

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Amendment No. 3 on Form S-8, and has duly caused this Registration Statement for Various Existing and Future GE or Affiliate Benefit and Compensation Plans on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on October 13, 2000.

GENERAL ELECTRIC COMPANY

By: /s/ Robert E. Healing,
Attorney-in-Fact, Associate Secretary
and Corporate Counsel

The Plans.

GE Industrial Systems Solutions 401(k) Savings Plan
Total Control Products, Inc. 401(k) and Profit Sharing Plan
Advanced Services, Inc. Employee Savings and Retirement Plan
Client Business Services, Inc. Retirement Income and Savings Plan

          Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the plans) have duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairfield, State of Connecticut, on October 13, 2000.

By: /s/ Robert E. Healing,
Attorney-in-Fact, Associate Secretary
and Corporate Counsel

Exhibit Index
Exhibit 4:	Restated Certificate of Incorporation and By-laws of the Registrant, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K filed April 27, 2000.
Exhibit 5	Opinion of Robert E. Healing*
Exhibit 23(a):	Consent of KPMG LLP**
Exhibit 23(b):	Consent of Robert E. Healing (included in Exhibit 5)*
Exhibit 24(a):	Power of Attorney of certain Officers and Directors of GE relating to Affiliate Benefit Plans*
Exhibit 24(b):	Power of Attorney of certain Officers and Directors of GE relating to Directors' Compensation Plan*
Exhibit 24(c)	Power of Attorney of Keith Sherin, filed with Original Filing and inadvertently omitted from the Exhibits for Amendment No. 1*
Exhibit 24(d)	Power of Attorney of Plan Fiduciary relating to Total Control Products, Inc. 401(k) and Profit Sharing Plan, filed as Exhibit 24(d) to Amendment No. 1*
Exhibit 24(e)	Power of Attorney of Plan Fiduciary relating to Advanced Services, Inc. Employee Savings and Retirement Plan, filed as Exhibit 24(e) to Amendment No. 2*
Exhibit 24(f)	Power of Attorney of Plan Fiduciary relating to Client Business Services, Inc., Retirement Income and Savings Plan, filed as Exhibit(f) to Amendment No. 3**

* Filed previously

** Filed electronically herewith.